AMENDED AND RESTATED BYLAWS
                                       OF
                         ALLSTATE FINANCIAL CORPORATION


                               ARTICLE I. OFFICES


        1.1 Registered Office and Registered Agent. The registered office of Allstate Financial Corporation (the "Corporation") shall be located in the State of Delaware at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

        1.2 Other Offices. The Corporation may have other offices within or without the State of Delaware at such place or places as the Board of Directors may from time to time determine.


                       ARTICLE II. SHAREHOLDERS' MEETINGS

        2.1 Meeting Place. All meetings of the shareholders shall be held at the principal place of business of the Corporation, or at such other place within or without the State of Delaware as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

        2.2 Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on such date and time as determined by the Board of Directors and stated in the notice of such meeting.

        2.3 Organization. Each meeting of the shareholders shall be presided over by the Chairman of the Board, or in his absence by the President, or in their absences, any other individual selected by the Board of Directors. The Secretary, or in his absence a temporary Secretary, shall act as secretary of each meeting of the shareholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the shareholders shall announce the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting and, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as seem to him in order.


     2.4 Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than 10% of all the shares entitled to vote at the meeting. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting shall designate another person to do so.

2.5    Notice.
        (a) Notice of the place, day and hour of the annual meeting of shareholders shall be given by delivering personally or by mailing a written notice of the same, not less than ten days and not more than sixty days prior to the date of the meeting, to each shareholder of record entitled to vote at such meeting. When any shareholders' meeting, either annual or special, is adjourned for thirty days or more, or if a new record date is fixed for an adjourned meeting of shareholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days (unless a new record date is fixed therefor), other than an announcement at the meeting at which such adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

        (b) Not less than ten days and not more than sixty days prior to the meeting, a written notice of each special meeting of shareholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, shall be either delivered personally or mailed to each shareholder of record entitled to vote at such meeting.

        (c) If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

        2.6 Record List of Shareholders. At least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares registered in the name of each, which record shall be kept open to the examination of any shareholder, for a purpose germane to the meeting, in accordance with the General Corporation Law ("GCL") of the State of Delaware. The record also shall be kept open at the time and place of such meeting for the inspection of any shareholder.

     2.7 Quorum; Actions of Shareholders. Except as otherwise required by law or the Corporation's Certificate of Incorporation:

        (a) A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting.

        (b) In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.




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        2.8 Voting of Shares.  Except as otherwise provided in these Amended and
Restated Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.

        2.9 Fixing of the Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may fix in advance a record date for any such determination of shareholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

        2.10 Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. Without limiting the manner in which a shareholder may authorize another person or persons to act for him as proxy, a shareholder may grant such authority in the manner specified in Section 212(c) of the GCL (or any successor thereto). No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

        2.11 Waiver of Notice. A waiver of any notice required to be given any shareholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice. The attendance of any shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such shareholder, except where a shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or commenced.




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        2.12 Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree, except to the extent provided in Section 217(b)(3) of the GCL (or any successor thereto).

        2.13 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.





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        2.14  Proposals.  At an annual  meeting of the  shareholders,  only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 120 days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of shareholders of the Corporation or, in the case of the first annual meeting of shareholders of the Corporation following the reincorporation of Allstate Financial Corporation from Virginia to Delaware (the "Reincorporation"), which meeting is expected to be held in May 2001, notice by the shareholder must be so delivered and received no later than the close of business on December 15, 2000, notwithstanding any determination by the Corporation to schedule such first annual meeting later than May 2001. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of Corporation stock which are beneficially owned by the shareholder submitting the notice, by any person or entity who is an Affiliate or Associate of such shareholder (as such capitalized terms are defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto), by any Person who is a member of any group with such shareholder with respect to the Corporation stock or who is known by such shareholder to be supporting such proposal on the date the notice is given to the Corporation, and by each Person who is in control of, is controlled by or is under common control with any of the foregoing Persons, (d) the identification of any person retained or to be compensated by the shareholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to shareholders for the purpose of assisting in the passage of such proposal and a brief description of the terms of such employment, retainer or arrangement for compensation, and (e) any material interest of the shareholder in such business. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 2.14, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations.

        2.15 Inspectors. For each meeting of shareholders, the Board of Directors shall appoint one or more inspectors of election, who shall make a written report of such meeting. If for any meeting the inspector(s) appointed by the Board of Directors shall be unable to act or the Board of Directors shall fail to appoint any inspector, one or more inspectors shall be appointed at the meeting by the chairman thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. An inspector or inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and
(v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the chairman thereof. An inspector or inspectors shall not accept a ballot, proxy or vote, nor any revocations thereof or changes thereto, after the closing of the polls (unless the Court of Chancery of the State of Delaware upon application by a shareholder shall determine otherwise) and may appoint or retain other persons or entities to assist them in the performance of their duties. Inspectors need not be shareholders and may not be nominees for election as directors.


                           ARTICLE III. CAPITAL STOCK


        3.1 Certificates. Certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice President, and by the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:





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        (a)    that the Corporation is organized under the laws of the State of
 Delaware;

        (b)    the name of the person to whom issued;

        (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and

        (d) the par value of each share represented by such certificate, or a statement that such shares are without par value.

        3.2    Transfers.

        (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued, the old certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

        (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

        (c) A written restriction on the transfer or registration of transfer of a certificate evidencing stock of the Corporation, if permitted by the GCL and noted conspicuously on such certificate, may be enforced against the holder of the restricted certificate or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

        3.3 Registered Owner. Registered shareholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

        3.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate previously issued by it which is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.




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        3.5 Fractional  Shares or Scrip. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

        3.6 Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.


                         ARTICLE IV. BOARD OF DIRECTORS


        4.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, which may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Amended and
Restated   Bylaws   directed  or  required  to  be  exercised  or  done  by  the shareholders.

        4.2 Election, Term and Qualifications. Each director shall hold office until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death. Directors of the Corporation shall be elected annually. Directors need not be residents of this state or shareholders of the Corporation.

        4.3 Number of Directors. The initial Board of Directors shall consist of six (6) persons. The number of directors may at any time be increased or decreased by a vote of a majority of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director. Notwithstanding anything to the contrary contained within these Amended and Restated Bylaws, the number of directors may not be less than three nor more than 10.

        4.4 Vacancies. Except as may be otherwise specified in the Corporation's Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, or in the Corporation's debt instruments, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director's successor shall have been elected and qualified.






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      4.5 Removal of  Directors. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, and subject to any rights of the holders of the Corporation's debt instruments, at a meeting of stockholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then outstanding and entitled to vote at an election of directors.

        4.6 Regular Meetings. Regular meetings of the Board of Directors or any committee thereof may be held at the principal place of business of the Corporation or at such other place or places, either within or without the State of Delaware, as the Board of Directors or such committee, as the case may be, may from time to time designate. Notice of such meetings shall be provided to directors in accordance with the provisions of the GCL. Unless otherwise determined by the Board of Directors, the annual meeting of the Board of Directors shall be held immediately after the adjournment of the annual meeting of shareholders.

        4.7    Special Meetings.
        (a) Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours prior to such meeting if notice is given in person or by telephone, telegraph, telex, facsimile or other electronic transmission and at least five (5) days prior to such meeting if notice is given in writing and delivered by courier or by postage prepaid mail. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting. Any director may waive notice of any meeting by submitting a signed waiver of notice with the Secretary, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

        (b) Special meetings of any committee of the Board of Directors may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

        4.8 Waiver of Notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A waiver of notice signed by the director or directors, whether before or after the time stated for the meeting, shall be equivalent to the giving of notice.





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        4.9  Quorum;  Actions  of  the  Board  of  Directors.  Except  as may be
otherwise specifically provided by law, the Certificate of Incorporation or these Amended and Restated Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        4.10 Action by Directors Without a Meeting. Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be, and such consents are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

        4.11 Action by Directors by Communications Equipment. Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment subject to any applicable provisions of the GCL.

        4.12 Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

        4.13 Executive and Other Committees. The Board of Directors may, by resolution passed by the Board, designate one or more committees which in each case consist of one or more directors of the Corporation, and may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by the Board of Directors. It shall have and exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except the committee shall not have the power or authority to (a) approve or adopt, or recommend to shareholders, any action or matter expressly required by law to be submitted to shareholders for approval or (b) adopt, amend or repeal any of the Bylaws of the Corporation. The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.





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        4.14 Remuneration.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director and/or such other compensation as may be fixed by the Board of Directors. Members of special or standing committees may be allowed like compensation for serving on committees of the Board of Directors. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        4.15 Nominations of Directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, or the rights of holders of any debt instruments, nominations for the election of directors may be made by the Board of Directors or committee appointed by the Board of Directors or by any shareholder entitled to vote generally in an election of directors. However, any shareholder entitled to vote generally in an election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid to the Secretary of the Corporation, which notice is delivered to or received by the Secretary not later than (i) 120 days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of shareholders of the Corporation or, in the case of the first annual meeting of shareholders of the Corporation following the Reincorporation, which is expected to be held in May 2001, any such nomination by a shareholder must be so delivered or received no later than the close of business on December 15, 2000, notwithstanding any determination by the Corporation to schedule such first annual meeting later than May 2001, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name, age, business address and residence address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) the principal occupation or employment of the shareholder submitting the notice and of each person being nominated; (c) the class and number of shares of Corporation stock which are beneficially owned by the shareholder submitting the notice, by any person or entity who is an Affiliate or Associate of such shareholder (as such capitalized terms are defined in Rule 12b-2 of the Exchange Act, or any successor thereto), by any Person who is a member of any group with such shareholder with respect to the Corporation stock or who is known by such shareholder to be supporting such nominee(s) on the date the notice is given to the Corporation, by each person being nominated, and by each Person who is in control of, is controlled by or is under common control with any of the foregoing Persons; (d) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between the shareholder and each nominee and any arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (f) such other information regarding the shareholder submitting the notice and each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (g) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.





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                               ARTICLE V. OFFICERS


        5.1 Designations. The officers of the Corporation shall be a President, a Secretary and a Treasurer appointed by the Board of Directors, as well as such Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board of Directors or the Chairman of the Board and President may designate. Officers of the Corporation shall be elected for one year by the directors at their first meeting after the annual meeting of shareholders, and officers of the Corporation shall hold office until their successors are elected and qualified. Any two or more offices may be held by the same person, except the offices of President and Secretary may not be held by the same person.

        5.2 Powers and Duties. The officers of the Corporation shall have such authority and perform such duties as the Board of Directors or, in the case of officers with a title of Vice President or lower, the Chairman of the Board and President, may from time to time authorize or determine. In the absence of action by the Board of Directors or the Chairman of the Board and President, as applicable, the officers shall have such powers and duties as generally pertain to their respective offices.

        The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors, and in the absence of the Chairman of the Board of Directors shall preside at all meetings of the shareholders and Board of Directors.

        The Vice President or Vice Presidents shall assist the President in the performance of his duties and may further be assigned such specific areas of responsibility and such specific duties, subject to the supervision of the President, as the Board of Directors from time to time shall determine.

        The Secretary, together with any Assistant Secretary or Secretaries the Board decides to appoint and/or the designee or designees of such officers, shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the shareholders and Board of Directors; shall send all notices of all meetings; and shall perform such other duties as may be prescribed by the Board of Directors or the President.

        The Treasurer and/or his designee shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.





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




        5.3 Delegation. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

        5.4 Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

        5.5 Term - Removal. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or by the Chairman and the President may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        5.6 Bonds. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditions for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.


                 ARTICLE VI. INDEMNIFICATION, ETC. OF DIRECTORS,
                             OFFICERS AND EMPLOYEES


        6.1 Indemnification. The Corporation shall provide indemnification to its directors, officers, employees, agents and former directors, officers, employees and agents and to others in accordance with the Corporation's Certificate of Incorporation.

        6.2 Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

        6.3 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation, any agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.





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        6.4 Insurance.  Upon  resolution  passed by the Board of Directors,  the
Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer of employee of the Corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Certificate of Incorporation or this Article VI.

        6.5 Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.


                ARTICLE VII. DIVIDENDS; FINANCE; AND FISCAL YEAR

        7.1 Dividends. Subject to the applicable provisions of the General Corporation Law of the State of Delaware, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may deem proper as a reserve or reserves to meet contingencies, or for dividends, or for repairing or maintaining any property of the Corporation, or for any other proper purpose, and the Board of Directors may modify or abolish any such reserve.

        7.2 Disbursements. All checks or demand for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        7.3 Depositories. The monies of the Corporation shall be deposited in the name of the Corporation in such financial institutions, trust companies or other entities as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

     7.4 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year.






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                              ARTICLE VIII. NOTICES

        Except as may otherwise be required by law, any notice to any shareholder or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the Corporation, with postage thereon prepaid.


                                ARTICLE IX. SEAL

        The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.


                          ARTICLE X. BOOKS AND RECORDS

        The Corporation shall keep correct and complete books and records of account and shall keep minutes of meetings and proceedings of its shareholders and Board of Directors (including committees thereof); and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.


                             ARTICLE XI. AMENDMENTS

        11.1 Amendments. The Board of Directors or shareholders may adopt, alter, amend or repeal these Amended and Restated Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the shareholders shall require the affirmative vote of at least a majority of the then outstanding shares of Common Stock, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof.

        11.2 Emergency Bylaws. The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any national or local emergency.







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                          ARTICLE XII. USE OF PRONOUNS

        Use of the masculine gender in these Amended and Restated Bylaws shall be considered to represent either masculine or feminine gender whenever appropriate.


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